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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in this Registration Statement of IMS Health Incorporated on Form S-4 of our reports dated August 20, 1997, on our audits of the consolidated financial statements and financial statement schedule of Walsh International Inc. and subsidiaries ("Walsh"). We also consent to the reference to our firm, as it relates to Walsh, under the caption "Experts" in this Registration Statement.

                                          COOPERS & LYBRAND L.L.P.

Stamford, Connecticut
June 1, 1998